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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF RENTAL SERVICE CORPORATION

RSC Holdings Inc. (Delaware)

RSC Acquisition Corporation (Delaware)

Wholly owned subsidiaries of RSC Holdings Inc.

        Acme Dixie Inc. (Delaware)
        Acme Duval Inc. (Delaware)
        Acme Rents, Inc. (California)

Wholly owned subsidiaries of RSC Acquisition Corporation

        Acme Alabama, Inc. (Alabama)
        The Air & Pump Company, Inc. (Texas)
        Walker Jones Equipment, Inc. (Mississippi)

Wholly owned subsidiary of Acme Dixie Inc.

        Comtect, Inc. (Nevada)

Wholly owned subsidiaries of Comtect, Inc.

        IAT Interests of Nevada, Inc. (Nevada)
        CFTSIJC, Inc. (Nevada)
        RNJB, Inc. (Nevada)

Wholly owned subsidiaries of RNJB, Inc.

        PST, Inc. of Louisiana (Louisiana)
        Industrial Air Tool Texas City, Inc. (Texas)

Wholly owned subsidiary of IAT Interests of Nevada, Inc.

        Industrial Air Tool Pasadena, Inc. (Texas)

Wholly owned subsidiary of CFTSIJC, Inc.

        LRB Supply, Inc. (Texas)